Exhibit 5.01

[LETTERHEAD OF WILLIAMS, BOX, FORSHEE & BULLARD, P.C.]
May 18, 2018
OGE Energy Corp.
321 N. Harvey
P.O. Box 321
Oklahoma City, Oklahoma 73101-0321

Re:	Registration Statement on Form S-3 Filed by OGE Energy Corp.
Ladies and Gentlemen:
We have examined the Form S-3 Registration Statement (the "Registration Statement"), of OGE Energy Corp. (the "Company"), to which this opinion is an exhibit, for the registration under the Securities Act of 1933, as amended (the "Act"), of (1) an indeterminate number of shares of common stock, par value $0.01 per share (the "Shares") and (2) an indeterminate amount of debt securities (the "Debt Securities" and, collectively with the Shares, the "Securities") to be issued under the Indenture, dated as of November 1, 2004, as heretofore supplemented and amended by supplemental indentures and a new supplemental indenture for each series of Debt Securities, all from the Company to BOKF, NA, as successor trustee (such Indenture, as supplemented and as to be supplemented, is herein referred to as the "Indenture"). The Securities may be offered in separate series, in amounts, at prices and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the "Prospectus") constituting a part of the Registration Statement, and in the Registration Statement. We have examined all records, instruments and documents which we have deemed necessary for the purposes of this opinion, including the Registration Statement and the corporate action taken and to be taken in connection with the issuance of the Securities (the "Corporate Proceedings"). As part of the Corporate Proceedings, certain terms of the Securities to be issued by the Company from time to time will be approved by the Board of Directors of the Company or a committee thereof.
Based upon the foregoing and upon our general familiarity with the property and affairs of the Company, we are of the opinion that:
1.    The Company is a validly organized and legally existing corporation, in good standing under the laws of the State of Oklahoma and is authorized to conduct and operate its business as a public utility holding company in the State of Oklahoma.
2.    When, as and if the Shares have been registered and delivered, and the consideration for the Shares duly received by the Company, all in the manner contemplated by the Registration Statement, the Shares will be legally issued, fully paid and nonassessable.
3.    When, as and if (a) the supplemental indenture relating to the Debt Securities is duly authorized, executed and delivered, and (b) the Debt Securities are duly authorized, executed, authenticated and delivered, and the consideration for the Debt Securities has been received by the Company, all in the manner contemplated by the Registration Statement, the Debt Securities will be valid and binding obligations of the Company enforceable in accordance with their terms.
The foregoing opinions assume that (a) the indentures and supplemental indentures have been duly authorized, executed and delivered by all parties thereto other than the Company; (b) the Registration Statement shall continue to be effective; and (c) at the time of the delivery of the Securities, the Corporate Proceedings related thereto will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of such Securities, none of the particular terms of such Securities will violate any applicable law and neither the issuance and sale thereof nor the compliance by the Company with the terms thereof will result in a violation of any issuance limit in the Corporate Proceedings, any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.
We hereby consent to the filing of this opinion as Exhibit 5.01 to the Registration Statement and to the reference to us with respect to this opinion under the caption "Legal Opinions" in the Prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Respectfully,
/s/ Richard D. Forshee
Richard D. Forshee of
WILLIAMS, BOX, FORSHEE & BULLARD, P.C.